UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                Date of Report - March 12, 2003 (March 11, 2003)
                        (Date of earliest event reported)


                           Hemispherx Biopharma, Inc.
             (Exact name of registrant as specified in its charter)



      Delaware                      0-27072                 52-0845822
(State or other jurisdiction   (Commission File Number)    (IRS Employer
 of incorporation)                                          Identification
                                                            Number)




     1617 JFK Boulevard                                    19103
  (Address of principal executive offices)              (Zip Code)


                            Area Code (215) 988-0080
                         (Registrant's telephone number

Item 7.       Financial Statements and Exhibits.

Seth forth below are the required Financial Statements and Pro Forma Financial Information related to the Registrant's acquisition of certain assets of Interferon Sciences, Inc. on March 11, 2003.

              (a)     Financial Statements.

The financial statements of Interferon Sciences, Inc. ("ISI") as of December 31, 2002 and 2001, and for the three years ended December 31, 2002 are included as
EXHIBIT 99.1 to this Form 8-K/A and are incorporated herein by reference.

              (b)     Unaudited Pro forma Financial Information.

Consolidated Statements of Operations for the year ended December 31, 2002 and for the three months ended March 31, 2003.

Consolidated Balance Sheet as of March 31, 2003.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On March 11, 2003, we executed two agreements with Interferon Sciences, Inc. ("ISI") to purchase certain of its assets.

In the first agreement with ISI, the Company acquired ISI's inventory of ALFERON N Injection(R), and a limited license for the production, manufacture use, marketing and sale of this product. For these assets, the Company:

i)       Issued 487,028 shares of its common stock, and
ii)      Agreed to pay ISI 6% of the net sales of the Product.

The Company also is required to pay ISI a service fee and pay certain of ISI's obligation related to the product.

In the second agreement with ISI, ISI has agreed to sell to the Company all of ISI's rights to the product and other assets related to the product including, but not limited to, real estate and machinery. For these assets, the Company will: i) Issue an additional 487,028 shares of its common stock; and ii) Continue to pay ISI 6% of the net sales of the product

In addition, the Company was required to satisfy three obligations of ISI. The Company satisfied two of these obligations, pursuant to forbearance agreements with The American National Red Cross and GP Strategies Corporation, two of ISI's creditors, by issuing an aggregate of 581,761 shares of common stock to these creditors. The third obligation is approximately $521,000 and was secured by a lien on the property.

The second agreement with ISI is contingent on the Company receiving appropriate governmental approval for the real estate transaction and ISI stockholders approving the transactions contemplated by the second agreement.

We will account for these transactions as a Business Combination under Statement of Financial Accounting Standards ("SFAS") No. 141 Accounting for Business Combinations.

On March 12, 2003, we issued an aggregate of $5,426,000 in principal amount of 6% Senior Convertible Debentures due January 31, 2005 and an aggregate of 743,288 Warrants to two investors in a private placement for aggregate anticipated gross proceeds of $4,650,000. Pursuant to the terms of the Debentures, $1,550,000 of the proceeds from the sale of the Debentures were held back and were to be released to us if, and only if we acquire, within a set time frame, ISI's facility, which is currently contingent upon receiving the appropriate governmental and ISI stockholder approval. The Debenture Holders waived this requirement and, on June 12, 2003, we received the $1,550,000. The Debentures mature on January 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date. Pursuant to the terms and conditions of the Senior Convertible Debentures, we have pledged all of our assets other than intellectual property, as collateral and are subject to comply with certain financial and negative covenants, which include but are not limited to the repayment of principal balances upon achieving certain revenue milestone.

The Debentures are convertible at the option of the investors at any time through January 31, 2005 into shares of our common stock. The conversion price under the Debentures is fixed at $1.46 per share, subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect.

The investors also received Warrants to acquire at any time through March 12, 2008 an aggregate of 743,288 shares of common stock at a price of $1.68 per share. On March 12, 2004, the exercise price of the Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between March 13, 2003 and March 11, 2004 (but in no event less than $1.176 per share). The exercise price (and the reset price) under the Warrants also is subject to similar adjustments for anti-dilution protection. All of these warrants were exercised on June 25, 2003.

On June 25, 2003 the investors received additional warrants to acquire an aggregate of 1,000,000 shares of common stock. The warrants are exercisable at $2.40 per share within five years from the date of issuance. On June 25, 2004, the exercise price of the Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between June 26, 2003 and June 23, 2004 (but in no event less than $1.68 per share). The exercise price (and the reset price) under the Warrants also is subject to similar adjustments for anti-dilution protection.

The following unaudited Pro Forma consolidated statement of operations for the year ended December 31, 2002 and the three months ended March 31, 2003 have been prepared giving effect to the acquisition of certain assets of ISI and the related funding of the transaction, by the Company's senior convertible debentures, as if they occurred on January 1, 2002.

The following unaudited Pro Forma consolidated balance sheet has been prepared as if the second portion of the acquisition of certain assets of ISI and the related funding of the transaction, by the Company's senior convertible debentures, had occurred on March 31, 2003.

The unaudited pro-forma adjustments give effect to the second agreement with ISI irrespective of the fact that the second acquisition remains unconsummated and is contingent on the Company receiving the appropriate governmental approval for the real estate to be acquired and ISI stockholders approving the transaction.

The unaudited Pro Forma consolidated financial statements should be read in conjuction with the notes hereto and the following: o The Company's historical consolidated financial statements and notes thereto for the year ended December 31, 2002 included in the Company's Annual Report on Form 10-K/A
o The Company's historical consolidated financial statements and notes thereto for the three months ended March 31, 2003 included in the Company's Report on Form 10-Q.
o    The historical financial  statements and notes thereto of ISI  included  as
     Exhibit 99.1 to this Current Report of Form 8-K/A.

The following unaudited Pro Forma consolidated financial statements are preliminary and subject to change based on finalization of the other applicable post-closing adjustments including the finalization of the fair values assigned to acquired assets and assumed obligations. Results are not intended to indicate what operations would have been if transactions would have been consummated on these dates or a reflection of future operations.



                         Hemispherx Biopharma, Inc. and
                                  Subsidiaries
            Unaudited Pro Forma Consolidated Statement of Operations
                      Year ended December 31, 2002                                                    (4)          PRO FORMA
                  (in thousands, except per share data)                (3)                         PRO FORMA       AS FURTHER
                                                                    PRO FORMA     PRO FORMA         FURTHER         ADJUSTED
                                    (1)              (2)           ADJUSTMENTS   AS ADJUSTED      ADJUSTMENTS          FOR
                                 HEMISPHERX       INTERFERON        FOR FIRST     FOR FIRST       FOR SECOND         SECOND
                               BIOPHARMA, INC.   SCIENCES, INC.       ASSET         ASSET            ASSET            ASSET
                              AND SUBSIDIARIES   AND SUBSIDIARY    ACQUISITION   ACQUISITION      ACQUISITION      ACQUISITION

                               ----------------  --------------    -----------   -----------      -----------      -----------
                                    2002             2002
                                    ----             ----

Revenues:

Sales of product                 $       -        $     1,926      $              $  1,926        $                  $  1,926

Clinical treatment programs             341                                            341                                341

License fee income                      563                                            563                                563

                               ----------------- ----------------- ------------  -------------- --------------    ----------------

                                        904             1,926           -            2,830              -               2,830
                               ----------------- ----------------- ------------  -------------- --------------    ----------------
Costs and expenses:

Costs of goods sold/idle
Production costs                          -             1,482            (37)(a)     1,445              60(e)           1,505

Research and development              4,946             1,514            (39)(a)     6,421              7(e)            6,428

General and administrative            2,015             1,818            (34)(a)     3,915              6(e)            3,921
                                                                         116 (c)

                              ------------------ ----------------- ------------- -------------- --------------    ----------------

Total cost and expenses               6,961             4,814              6        11,781             73              11,854
                              ------------------ ----------------- ------------- -------------- --------------    ----------------

Interest and other income               103                 7             (7)(a)       103                                103

Interest and related expenses                            (386)           386 (a)    (1,551)        (1,609)(d)          (3,160)
                                                                      (1,551)(b)

Investments in
unconsolidated affiliates            (1,470)                                        (1,470)                            (1,470)
Gain on sale of state net
operating loss carryovers                                 528           (528)(a)         -                                  -


                              ------------------ ----------------- ------------- -------------- --------------    ----------------
Net loss                       $     (7,424)      $    (2,739)    $   (1,706)    $ (11,869)    $   (1,682)          $ (13,551)
                              ------------------ ----------------- ------------- -------------- --------------    ----------------

Basic and diluted loss per
share                          $      (0.23)                                     $   (0.36)                          $  (0.40)

                              ------------------                                 --------------                   ----------------
Basic and diluted weighted
Average common shares
outstanding
                                      32,086                             487         32,573          1,069              33,642
                              ------------------                  -------------- -------------- --------------    ----------------

See accompanying notes to consolidated statement of operations

                           NOTES TO UNAUDITED PROFORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS

The following notes describe the column headings in the unaudited pro forma consolidated statement of operations and the pro forma adjustments that have been made to this statement:

     (1) Reflects the audited consolidated historical statement of operations of Hemispherx Biopharma, Inc. and subsidiaries for the year ended December 31, 2002.

     (2) Reflects the audited consolidated historical statement of operations for ISI for the year ended December 31, 2002.

     (3) Reflects pro forma adjustments relating to the first acquisition of certain assets of ISI and the related funding as follows:

(a) Adjustments to reflect the recording of costs related to sales of product by ISI where values were reduced to zero in years prior to 2002, the elimination of ISI's net interest expense, the elimination of ISI's depreciation, and the elimination of a gain on the sale of a tax loss by ISI as follows:


               Inventory                              $(287)

               Interest  expense-net                    379

               Depreciation                             397

               Sale of state net  operating  loss
                carryover                              (528)
                                                       -----

               Total                                 $(  39)
                                                       ----


(b) Increase in interest expense resulting from the issuance of $3.1 million of 6% senior convertible debentures. Interest expense is inclusive of deferred interest charges resulting from the Company recording debt discounts of $2.1 million in recognition of fair values of detachable warrants, contingent conversion features, original issued discount and settlement costs recorded in connection with the debenture offering.

(c) Increase in general and administrative costs of resulting from the recognition of 6% royalty charges on the net sales of the acquired ALFERON N injection product.

     (4) Reflects pro forma adjustments relating to the second acquisition of certain asset of ISI and the related funding as follows:

(d) Increase in interest expense resulting from the issuance of an additional $1.6 million 6% senior convertible debentures and additional detachable warrants to purchase 1,000,000 shares of common stock at $2.40 per share . Interest expense is inclusive of deferred interest charges resulting from the Company recording of additional debt discounts of approximately $ 2.8 million in recognition of fair values of additional detachable warrants, contingent conversion features, original issued discount and additional settlement costs recorded in connection with the debenture offering.

(e) Adjustments reflect depreciation expense relating to the acquired building as result of the second acquisition of certain assets of ISI.




              Hemispherx Biopharma, Inc. and Subsidiaries
       Unaudited Pro Forma Consolidated Statement of Operations
                Three Months ended March 31, 2003                                                (4)       PRO FORMA
              (in thousands, except per share data)                    (3)                    PRO FORMA    AS FURTHER
                                                                    PRO FORMA      PRO FORMA   FURTHER      ADJUSTED
                                         (1)             (2)       ADJUSTMENTS   AS ADJUSTED ADJUSTMENTS      FOR
                                     HEMISPHERX       INTERFERON    FOR FIRST     FOR FIRST  FOR SECOND     SECOND
                                   BIOPHARMA, INC.  SCIENCES, INC.    ASSET         ASSET       ASSET        ASSET
                                  AND SUBSIDIARIES  AND SUBSIDIARY ACQUISITION   ACQUISITION ACQUISITION  ACQUISITION

                                  ----------------  -------------- -----------   ----------- -----------  -----------
                                        2003             2003
                                        ----             ----

Revenues:

Sales of product                          $19           $ 242           $            $ 261      $              $ 261
Clinical treatment programs                47                                           47                        47


                                  ----------------- -------------- -----------   ----------- -----------  ------------
                                           66             242                          308                       308
                                  ----------------- -------------- -----------   ----------- -----------  ------------
Costs and expenses:
Costs of goods sold/idle
Production costs                          118             267          47  (a)         432         15 (e)        447
Research and development                  873             190          (7) (a)       1,056          2 (e)      1,058
General and administrative                667             266          (7) (a)         941          2 (e)        943
                                                                       15  (c)

                                  ----------------- -------------- ------------  ----------- -----------  ------------
Total cost and expenses                 1,658             723          48            2,429         19          2,448
                                  ----------------- -------------- ------------  ----------- -----------  ------------

Interest and other income                  50                                           50                        50
Interest and related expenses             (75)            (33)         33  (a)        (386)      (399) (d)      (785)
                                                                     (311) (b)
Service fee income                                        115        (115) (a)
Other income                                                6          (6) (a)
Bulk sale of Alferon                                    1,164      (1,164) (a)
inventory


                                  ------------------ ------------- ------------  ----------- -----------   ------------
Net loss                             $ (1,617)          $ 771    $ (1,611)        $ (2,457)    $ (418)       $ (2,875)
                                  ------------------ ------------- ------------  ----------- -----------   ------------

Basic and diluted loss per             $ (.05)                                      $ (.07)                   $ (.09)
share
                                  ------------------                             -----------               ------------
Basic and diluted weighted
Average common shares
outstanding
                                       32,394                          487           32,881      1,069         33,950
                                  ------------------               ------------  ----------- -----------   ------------

See accompanying notes to consolidated statement of operations

                           NOTES TO UNAUDITED PROFORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS



The following notes describe the column headings in the unaudited pro forma consolidated statement of operations and the pro forma adjustments that have been made to this statement:

     (1) Reflects the unaudited consolidated historical statement of operations of Hemispherx Biopharma, Inc.and subsidiaries for the three months ended March 31, 2003.

     (2) Reflects the unaudited consolidated historical statement of operations for ISI for the period ended March 11, 2003.

     (3) Reflects pro forma adjustments relating to the first acquisition of certain assets of ISI and the related funding as follows:

(a) Adjustments to reflect the recording of costs related to sales of product by ISI where values were reduced to zero in years prior to 2002, the elimination of ISI's net interest expense, the elimination of ISI's depreciation , and the elimination of a gain and service fee income in connection with the sale of the Alferon business as follows:


            Inventory                                $(109)

            Interest  expense                            33

            Depreciation                                 76

            Service fee income                        (115)

            Other income                                (6)

            Bulk sale of Alferon inventory          (1,164)
                                                   --------
            Total                                  $(1,285)
                                                   --------

(b) Increase in interest expense resulting from the issuance of $3.1 million of 6% senior convertible debentures. Interest expense is inclusive of deferred interest charges resulting from the Company recording debt discounts of $2.1 million in recognition of fair values of detachable warrants, contingent conversion features and original issued discount and settlement costs recorded in connection with the debenture offering.

(c) Increase in general and administrative costs resulting from the recognition of 6% royalty charges on the net sales of the acquired ALFERON N injection product.

     (4) Reflects pro forma adjustments relating to the second acquisition of certain asset of ISI and the related funding as follows:

(d) Increase in interest expense resulting from the issuance of an additional $1.6 million 6% senior convertible debentures and additional warrants to purchase 1,000,000 shares of common stock at $2.40 per share. Interest expense is inclusive of deferred interest charges resulting from the Company recording of additional debt discounts of approximately $2.8 million in recognition of fair values of additional detachable warrants, contingent conversion features, original issued discount and additional settlement costs recorded in connection with the debenture offering.

(e) Adjustments reflect depreciation expense relating to the acquired building as result of the second acquisition of certain assets of ISI.

    Hemispherx Biopharma, Inc. and Subsidiaries                      PRO FORMA
Unaudited Pro Forma Consolidated Balance Sheet             (2)          AS
             March 31, 2003                (1)          PRO FORMA     ADJUSTED
             (in thousands)             HEMISPHERX     ADJUSTMENTS      FOR
                                        BIOPHARMA,     FOR SECOND      SECOND
                                         INC. AND         ASSET        ASSET
                                       SUBSIDIARIES    ACQUISITION  ACQUISITION
                                       -------------   ------------ -----------
                 ASSETS
Current Assets:
    Cash and cash equivalents               $ 3,409        $ 1,471       $4,880
    Other receivables                         1,519                       1,519
    Inventories net of reserves               1,829                       1,829
    Prepaid and other current assets            142                         142
                                      --------------   ------------  ----------
    Total current assets                      6,899          1,471        8,370
                                      --------------   ------------  ----------
    Property, plant and equipment,net           133          2,189        2,322
    Patent and trademark rights, net            978                         978
    Investments in unconsolidated
    affiliates                                  408                         408
    Deferred financing costs                    260             79          339
    Other assets                                 51                          51
                                      --------------   ------------  ----------
    Total assets                             $8,729         $3,739      $12,468
                                      ==============   ============  ==========
             LIABILITIES
Current liabilities:
    Accounts payable                         $1,588          $ 522       $2,110
    Accrued expenses                            668                         668
    Current portion of long term
    debt                                        570           (570)           -
                                      --------------   ------------  ----------
    Total current liabilities                 2,826            (48)       2,778
                                      --------------   ------------  ----------
Long term debt-net of current
portion                                         638         (638)            -

Redeemable common stock                         675           675         1,350
Stockholders' equity :
    Common stock                                 33             1            34
    Additional paid-in capital              108,964         3,749       112,713
    Accumulated deficit                   (100,691)                    (100,691)
    Treasury stock                          (3,716)                      (3,716)
                                      --------------   -----------   ----------

    Total stockholders' equity                4,590         3,750         8,340
                                      --------------   -----------   ---------
    Total liabilities and
    stockholders' equity                    $ 8,729       $ 3,739       $12,468
                                      ==============   ===========   ==========

See accompanying notes to consolidated balance sheet

                           NOTES TO UNAUDITED PROFORMA
                           CONSOLIDATED BALANCE SHEET



The following notes describe the column headings in the unaudited pro-forma consolidated balance sheet and the pro forma adjustments that have been made to this balance sheet:

     (1)  Reflects  the  unaudited   consolidated   historic  balance  sheet  of
Hemispherx Biopharma Inc. and subsidiaries as of March 31, 2003.


     (2) Reflects pro forma adjustments for the second acquisition of certain assets of ISI of approximately $2.2 million, the assumption of certain obligations, and the related financing, inclusive of the proceeds received totaling approximately $1.5 million, from the issuance of an additional $1.6 million of 6% Senior Convertible Debentures, additional warrants to acquire an aggregate of 1,000,000 shares of common stock, the recording of additional debt discounts of approximately $2.8 million in recognition of fair values of additional detachable warrants, contingent conversion features, original issued discount and settlement costs recorded in connection with the debenture offering, resulting in a net adjustment of approximately $1.2 million, which effectively reduced the carrying value of the debt to zero and increased additional paid in capital by approximately $3.8 million. Portions of the common shares, totaling approximately $.7 million issued to ISI were redeemable in nature and are reflected as such.


     As a result of the agreements, the following table summarizes the estimated fair values of the assets and liabilities assumed at the acquisition date.
                             (AMOUNTS IN THOUSANDS)


Second Acquisition
-------------------

Building                                       $2,189
Fair Value of liabilities Assumed                (522)
                                              -------
Fair Value of Common Shares
Issued                                         $1,667
                                              =======

(a)      Exhibits



Exhibit No.                   Exhibit

99.1 The financials statements of Interferon Sciences, Inc. as of December 31, 2002 and 2001 and for the three years ended December 31, 2002.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Hemispherx Biopharma, Inc.


                                           By:
                                            /s/ William A. Carter
                                           ----------------------------------
August 13 , 2003           William A. Carter, M.D., President